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                                                                     EXHIBIT 5.2


                [Letterhead of Morris, Nichols, Arsht & Tunnell]


                                  April 7, 2004

The Countywide Capital Trusts
(as defined below)
c/o Countrywide Financial Corporation
4500 Park Granada
Calabasas, California  91302

            Re:   The Countrywide Capital Trusts

Ladies and Gentlemen:

            We have acted as special Delaware counsel to Countrywide Capital V, a Delaware statutory trust ("Countrywide Capital V") and Countrywide Capital VI a Delaware statutory trust ("Countrywide Capital VI and, collectively with Countrywide Capital V, the "Countrywide Capital Trusts" and each a "Countrywide Capital Trust"), in connection with certain matters of Delaware law relating to the formation of the Countrywide Capital Trusts and the proposed issuance of the Preferred Securities thereof to beneficial owners pursuant to and as described in the Registration Statement (and the prospectus forming a part thereof) on Form S-3 to be filed with the Securities and Exchange Commission by Countrywide Financial Corporation, Countrywide Home Loans, Inc. and the Countrywide Capital Trusts on or about the date hereof (the "Registration Statement"). Capitalized terms used herein and not otherwise herein defined are used as defined in the Form of Amended and Restated Declaration of Trust that was filed as an exhibit to the Registration Statement of the Countrywide Capital Trusts on Form S-3 (Reg. No. 333-74042) and incorporated by reference in the Registration Statement.

            In rendering this opinion, we have examined copies of the following documents in the forms provided to us: the Certificate of Trust of Countrywide Capital V as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on November 21, 2001 (the "Countrywide Capital V Certificate"); the Declaration of Trust of Countrywide Capital V dated as of November 20, 2001 (the "Countrywide Capital V Original Governing Instrument"); the Certificate of Trust of Countrywide Capital VI as filed in the State Office on April 7, 2004 (the "Countrywide Capital VI Certificate" and collectively with the Countrywide Capital V Certificate, the "Certificates"); the Declaration of Trust of Countrywide Capital VI dated as of
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The Countrywide Capital Trusts
April 7, 2004
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April 1, 2004 (the "Countrywide Capital VI Original Governing Instrument" and
collectively with the Countrywide Capital V Original Governing Instrument, the "Original Governing Instruments"); the Governing Instruments (as defined below); the Registration Statement; and a certification of good standing of each Countrywide Capital Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced documents with respect to each Countrywide Capital Trust (including, without limitation, the due authorization, execution and delivery of an Amended and Restated Declaration of Trust of Countrywide Capital V in the form of the Form Amended and Restated Declaration of Trust (completed, as necessary, to be in final form) (the "Countrywide Capital V Governing Instrument") and an Amended and Restated Declaration of Trust of Countrywide Capital VI in the form of the Form Amended and Restated Declaration of Trust (completed, as necessary, to be in final form) (the "Countrywide Capital VI Governing Instrument, and collectively with the Countrywide Capital V Governing Instrument, the "Governing Instruments" and each a "Governing Instrument"), in each case prior to the first issuance of Preferred Securities of such Countrywide Capital Trust; (iii) that the Preferred Securities of each Countrywide Capital Trust will be offered and sold pursuant to the prospectus forming a part of the Registration Statement and a prospectus supplement thereto (collectively, the "Prospectus") that will be consistent with, and accurately describe, the terms of the applicable Governing Instrument and all other relevant documents; (iv) that no event has occurred subsequent to the filing of either Certificate, or will occur prior to the issuance of all Preferred Securities by each Countrywide Capital Trust, that would cause a dissolution or liquidation of any Countrywide Capital Trust under the applicable Original Governing Instrument or the applicable Governing Instrument; (v) that the activities of each Countrywide Capital Trust have been and will be conducted in accordance with its Original Governing Instrument or Governing Instrument, as applicable, and the Delaware Statutory Trust Act, 12 Del. C. Section Section 3801 et seq. (the "Delaware Act"); (vi) that prior to the first issuance of Preferred Securities by each Countrywide Capital Trust, payment of the required consideration therefor will have been made in accordance with the terms and conditions of the applicable Governing Instrument and as described in the Prospectus, and that the Preferred Securities of each Countrywide Capital Trust are otherwise issued and sold in accordance with the terms, conditions, requirements and procedures set forth in the Governing Instrument of such Countrywide Capital Trust and as described in the Prospectus; and (vii) that the documents examined by us express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been, and, prior to the issuance of all Preferred Securities by each Countrywide Capital Trust, will not be, amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents other than those identified above in
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April 7, 2004
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connection with this opinion, and we have assumed that there are no other documents that are contrary to or inconsistent with the opinion expressed herein. No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. We express no opinion as to, and assume no responsibility for, the Registration Statement or any other offering materials relating to the Preferred Securities offered by any Countrywide Capital Trust. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

            Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that the Preferred Securities of each Countrywide Capital Trust, upon issuance, will constitute validly issued and, subject to the terms of each Governing Instrument, fully paid and nonassessable beneficial interests in the assets of such Countrywide Capital Trust. We note that pursuant to Section 11.4 of each Governing Instrument, each Countrywide Capital Trust may withhold amounts otherwise distributable to a Holder and pay over such amounts to the applicable jurisdictions in accordance with federal, state and local law and any amount withheld will be deemed to have been distributed to such Holder and that, pursuant to each Governing Instrument, the Preferred Securities Holders may be obligated to make payments or provide indemnity or security under the circumstances set forth therein.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and reference to our opinion under the heading "Legal Matters" in the prospectus forming a part thereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on our review of the above-referenced documents and the application of Delaware law as the same exist as of the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.

                                                Very truly yours,

                                                MORRIS, NICHOLS, ARSHT & TUNNELL


                                                Louis G. Hering